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                                                                       EXHIBIT 2
                                                                       ---------


                               ITC/\DeltaCom, Inc.
                           4092 South Memorial Parkway
                              Huntsville, AL 35802
                                  May 13, 2002

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re: ITC/\DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan Commission File No. 333-62773


Ladies and Gentlemen:

                  This letter is intended to fulfill the requirements of Temporary Note 3T to Article 3 of Regulation S-X under the Securities Exchange Act of 1934, and is being filed with the Securities and Exchange Commission as
Exhibit 2 to the Annual Report on Form 11-K for the fiscal year ended December 31, 2001 (the "Form 11 K") of the ITC/\DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan "Plan").

                  Arthur Andersen LLP ("Andersen") has issued after March 14, 2002 its audit report on the Plan's financial statements included in the Form 11-K. Andersen represented to the ITC/\DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan Administrative Committee, which is the Plan's administrator, that the audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on audits, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

                                         Very truly yours,

                                         /s/ J. Thomas Mullis

                                         Authorized Signatory,
                                         ITC/\DeltaCom, Inc. Employee Profit
                                         Sharing and 401(k) Plan
                                         Administrative Committee